UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 1, 2004

O’Sullivan Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28493	43-1659062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Gulf Street, Lamar, Missouri		64759-1899
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (417) 682-3322

Item 5.               Other Information

Exhibit 99	On April 1, 2004, O'Sullivan Industries Holdings, Inc. issued a press release announcing that the resignation of its Senior Vice President and Chief Financial Officer and the appointment of an Acting Chief Financial Officer. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 7(c).              Exhibits

Exhibit 99	Press Release of O'Sullivan Industries Holdings, Inc. dated April 1, 2004, reporting the resignation of O'Sullivan's Chief Financial Officer and the appointment for an acting chief financial officer.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O'SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: April 1, 2004	/s/ Richard D. Davidson
Richard D. Davidson President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99	Press Release dated April 1, 2004 of O'Sullivan Industries Holdings, Inc. announcing the resignation of its chief financial officer and the appointment of an acting chief financial officer.